VIRTUAL STOCK MARKET, INC.
                                                  a California corporation
                                                  1875 Century Park East
                                                  Suite 1880

                               TABLE OF CONTENTS

                                                                            Page

 1           PREMISES .............................................            1
 2           TERM .................................................            1
 3           RENT .................................................            1
 4           RENT ADJUSTMENTS .....................................            2
 5           SECURITY DEPOSIT .....................................            5
 6           USE, NUISANCE OR HAZARD ..............................            6
 7           ALTERATION AND IMPROVEMENTS ..........................            6
 8           LESSEE'S REPAIRS .....................................            7
 9           NO LIENS BY LESSEE ...................................            7
10           LESSOR'S REPAIRS .....................................            8
11           BUILDING SERVICES ....................................            8
12           ASSIGNMENT AND SUBLETTING ............................            8
13           SUBSTITUTED PREMISES .................................           10
14           INDEMNIFICATION; INSURANCE ...........................           10
15           DAMAGE OR DESTRUCTION ................................           11
16           EMINENT DOMAIN .......................................           12
17           DEFAULTS .............................................           12
18           REMEDIES .............................................           13
19           ATTORNEYS' FEES ......................................           14
20           SUBORDINATION ........................................           14
21           RULES AND REGULATIONS ................................           14
22           HOLDING OVER .........................................           14
23           INSPECTIONS AND ACCESS ...............................           15
24           NAME OF BUILDING .....................................           15
25           SURRENDER OF PREMISES ................................           15
26           WAIVER ...............................................           15
27           SALE BY LESSOR; LESSOR'S LIABIIITY ...................           15
28           NO LIGHT AND AIR EASEMENT ............................           16
29           FORCE MAJEURE ........................................           16
30           ESTOPPEL CERTIFICATES ................................           16
31           RIGHT TO PERFORMANCE .................................           16
32           LESSOR'S DEFAULT .....................................           16
33           EXECUTION OF LEASE BY LESSOR .........................           17
34           PARKING FACILITIES ...................................           17
35           NOTICES ..............................................           17
36           MISCELLANEOUS ........................................           17

                                    EXHIBITS

EXHIBIT

DESCRIPTION

A            PREMISES DESCRIPTION ..................................          A
B            DESCRIPTION OF LAND ...................................         B&C
C            STANDARDS FOR UTILIITIES AND SERVICES..................         B&C
D            RULES AND REGULATIONS .................................          D
E            ESTOPPEL CERTIFICATE ..................................          E
F            PARKING FACILITIES ....................................          F

                                LEASE AGREEMENT

                    (California Standard Form Office Lease)

THIS LEASE AGREEMENT, dated 4-6, 1999, is by and between 1875/1925 CENTURY PARK EAST COMPANY, a California general partnership (herein called "Lessor"), and VIRTUAL STOCK MARKET, INC. , a California corporation (hereto called "Lessee").

                                  WITNESSETH:

In consideration of the mutual covenants and agreements set forth herein, Lessor and Lessee agree as follows:

     1. PREMISES.

         1.1 Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, those certain premises (the "Premises") consisting of the office space cross-hatched on Exhibit "A" and located in an office building located at 1875/1925 Century Park East, Los Angeles, California 90067 (the "Building"). Lessee acknowledges that this Lease is made subject to all existing liens, encumbrances, deeds of trust, and other matters of record, and to zoning, building and fire ordinances and all governmental statutes, rules and regulations relating to the use or occupancy of the Premises.

                                  See Rider "A"

         1.2 Any changes or improvements to the Premises shall be made at Lessee's sole cost and expense, with the reasonable approval and under the direction of Lessor and employing the services of Lessor's contractor and in accordance with any other applicable provisions of this Lease.

         1:3 Lessee acknowledges that neither Lessor nor any agent or employee of Lessor has made any representation or warranty with respect to the Premises, the Building or the Land or with respect to the suitability of the Premises for Lessee's intended use unless such are expressly set forth in this Lease. Lessee further acknowledges that no representations or warranties as to the state of construction or repair of the Premises, nor promises to alter, remodel, improve, repair, decorate or paint the Premises, have been made by Lessor, unless such are expressly set forth in Paragraph 10 of this Lease.

     2. TERM.

         2.1 The term of this Lease (the "Term") shall commence on the "Commencement Date" (as hereinafter defined), and shall continue for a period of three (3) years following the Commencement Date (or, if the Commencement Date is a day other than the first day of a calendar month, the term shall commence on the first day of the first full calendar month following the Commencement Date), unless otherwise terminated in accordance with the provisions of this Lease. For purposes of this Lease:

                   See Rider "B"

                  (a) The "Commencement Date" shall be April 19, 1999*

                  (b) Lessee, at Lessee's option, and its contractors, subcontractors, and agents, shall be permitted to enter the leased Premises following the full execution of the Lease and prior to the anticipated Commencement Date, with no obligation to pay rent, (but subject to all of the terms, covenants and conditions of the Lease), and without commencing the rental period set forth in Paragraph 3.1, for the purpose of installing leasehold improvements, fixtures, equipment and furniture, provided that such entry will not interfere with the completion of Lessor's tenant improvement work as outlined in Rider "A".

         2.2 If Lessor, through no fault of Lessee, cannot deliver possession of the Premises to Lessee on the Commencement Date, such delay shall not affect the validity of this Lease, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but there shall be a proportionate reduction of rent covering the period between the Commencement Date and the time when Lessor can deliver possession. No such delay shall operate to extend the Term.

     3. RENT.

         3.1 Lessee agrees to pay to Lessor as annual rental for the Premises the sum of Seventy-nine thousand seven hundred thirty-two and 80/100 Dollars ($79,732.80), payable in monthly installments of $6,644.40 (the "Rental"), in advance, on or before the first day of each calendar month during the entire Term. Concurrently with the execution of this Lease, Lessee shall pay to Lessor the sum of $39,866.40, representing Rental payable hereunder for the first **

        3.2 In addition to the foregoing Rental, Lessee shall pay as rent, prior to delinquency, all personal property taxes assessed against and levied upon any trade fixtures, furnishings, or equipment and all other personal property contained in the Premises (collectively, the

*but in no event sooner than Substantial Completion of Lessor's Tenant Improvements to the Premises.

**six (6) full calendar months of the Term.
                                                                             ???
                                                                    INITIAL HERE
                                                                             ???

"Personal Property"), and Lessee shall cause the Personal Property to be assessed and billed separately from the property of Lessor.

          3.3 If the improvements in the Premises, whether installed and/or paid for by Lessor or Lessee and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which the improvements conforming to Lessor's Standard Installations on other space in the Building are assessed, then the real property taxes and assessments levied against Lessor or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Lessee and shall be governed by the provisions of Paragraph 3.2 of the Lease. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said improvements are assessed at a higher valuation than Lessor's Standard Installations, such records shall be binding on both Lessor and Lessee. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

         3.4 In addition to the Rental, Lessee agrees to pay to Lessor as rent all "Rent Adjustments" as provided in Paragraph 4, below.

         3.5 Lessee agrees to pay to Lessor as rent upon demand (but not more frequently than monthly) all charges for any services, goods or materials furnished by Lessor at Lessee's request which are not required to be furnished by Lessor under this Lease without separate charge or reimbursement.

         3.6 The Rental and all taxes, fees, costs, expenses, and all other monetary payments which are attributable to, payable by or the responsibility of Lessee under this Lease constitute "rent" within the meaning of California Civil Code ss. 1951(a). Any rent for any fractional month shall be prorated based on a thirty (30) day month, and for any fractional year shall be prorated based on a three hundred sixty (360) day year. All rent payable by Lessee to Lessor under this Lease shall be paid to Lessor in lawful money of the United States of America at Lessor's office located in the Building, or to such other person or at such other place as Lessor may from time to time designate in writing. All rent shall be paid without prior demand, deduction, setoff or counterclaim.

     4. RENT ADJUSTMENTS.

         4.1 STRUCK OUT

         4.2 If, during any calendar year during the Term, the "Building Operating Costs" (as hereinafter defined) shall exceed those of the calendar year 1999 (the "Base Year"), Lessee shall pay to Lessor, in addition to the Rental and all other payments due under this Lease, an amount (the "Rent Adjustment") equal to Lessee's "Proportionate Share" (as hereinafter defined) of such excess Building Operating Costs subject to the following terms and conditions:

                  (a) "Net Rentable Area" means, with respect to both the Premises and the Building, the respective measurements of floor area above the plaza level of the Building as may from time to time be subject to lease by Lessee and other tenants of the Building, respectively, as designated by Lessor or Lessor's representative, applied on a consistent basis throughout the Building. As of the effective date of this Lease, the Net Rentable Area of the Premises is hereby agreed to be 2,443 Net Rentable square feet ( 2,712 rentable square feet), and the Net Rentable Area of the Building is agreed to be 747,168 square feet.

                  (b) "Proportionate Share" means a fraction, the numerator of which is the Net Rentable Area of the Premises, and the denominator of which is the Net Rentable Area of the Building, as determined by Lessor from time to time.

                  (c) The term "Building Operating Costs" shall include:

                  (i) All taxes, assessments, water and sewer charges and other similar governmental charges levied on or attributable to the

                                                                             ???
                                                                    INITIAL HERE
                                                                             ???

         Building, the Land, and the roads, walks, plaza, landscaped areas, common areas, improvements and facilities thereon (collectively, the "Property"), or its operation, including, but not limited to, real property taxes or assessments levied or assessed against the Property, personal property taxes or assessments levied or assessed against the Property, and any tax measured by gross rentals received from the Property, together with any costs incurred by Lessor (including attorneys' fees) in contesting any such taxes, assessments or charges; but excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the State or Federal Government or by any agency, branch or department thereof, provided that if at any time during the Term there shall be levied, assessed or imposed on Lessor or the Property by any governmental entity, any general or special, ad valorem or specific, excise, capital levy or other tax, assessment, levy or charge directly on the rent received under this Lease or other leases affecting the Property and/or any license fee, excise or franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents, and/or transfer, transaction, or similar tax, assessment' levy or charge based directly or indirectly upon the transaction represented by this Lease or other leases affecting the Property, and/or occupancy, use, per capita or other tax, assessment, levy or charge based directly or indirectly upon the use or occupancy of the Premises or the Property, then all such taxes, assessments, levies and charges shall be deemed to be included in the term "Building Operating Costs." If the assessed valuation or the taxes, assessments and charges attributable to the Property shall not be based upon a completed building with at least ninety-five percent (95%) of the Net Rental Area of the Building occupied, then such taxes, assessments and charges shall be increased to reflect what such taxes, assessments and charges would have been payable if the Building had been completed and ninety-five (95%) of the Net Rental Area of the Building had been occupied.

                  (ii) All costs incurred by Lessor in maintaining, managing and operating the Property including, but not limited to, the following: cost of utilities, supplies, insurance (including public liability and property damage, rent continuation, and fire and extended coverage insurance for the full replacement cost of the Property), cost of services of independent contractors, cost of compensation (including employment taxes and fringe benefits) of all persons who perform regular duties connected with the day-to-day operation, maintenance, repair and overhaul of the Property, including without limitation engineers, janitors, painters, floor waxers, window washers, watchmen and gardeners, costs incurred by Lessor for management of the Property, rental expenses for or a reasonable allowance for depreciation of personal property used in the maintenance, operation and repair of the Property, costs and expenses paid or incurred by Lessor, and attributable or allocable to the Property, and any other costs and expenses to be incurred by Lessor under this Lease and not reimbursed by tenants, but excluding costs incurred by Lessor in maintaining, managing and operating the "Parking Facililtes" (as defined in Paragraph 34, below). If the Building does not have a least ninety-five percent (95%) of the Net Rentable Area of the Building occupied during the Base Year or any "Comparison Year" (as hereinafter defined), then the costs and expenses under this subparagraph (ii) shall be increased to reflect what such costs would have been for such year if they had bean calculated on the basis of ninety-five percent (95%) occupancy of the Net Rentable Area of the Building during such year.

                  (iii) The term Building Operating Costs shall mean the sum of subparagraphs (i) and (ii), above, on an annualized basis.

         (d) The term "Building Operating Costs" shall exclude:

Notwithstanding Article 4 ii to the contrary, the following shall be excluded from the operating cost:

                  1) Bad debt expenses and interest, principal, points and fees on debts (except in connection with the financing of items which may be included in Operating Expenses) or amortization in any mortgage or mortgages or any other debt instrument encumbering the Building or the Real Property (including the land on which the Building is situated);

                  2) marketing costs, including leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with the leasing, subleasing and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building, including attorneys' fees and other costs and expenditures incurred in connection with disputes with present or prospective tenants or other occupants of the Building;

                  3) costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants' or occupants' improvements made for tenants or other occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants in the Building;

                  4) the cost of providing any service directly to and paid directly by any tenant;

                  5) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

                  6) costs of any items (including, but not limited to costs incurred by Lessor for the repair or damage to the Building to the extent Lessor receives reimbursement from insurance proceeds (such proceeds to be deducted from Operating Expenses in the year in which received) or from a third party (such proceeds to be credited to Operating Expenses in the year in which received, except that any deductible amount under any insurance policy shall be included within Operating Expenses);

                  7) rentals and other related expenses for leasing a HVAC system, elevators, or other items (except when needed in connecting with normal repairs and maintenance of the Building) which if purchased, rather than rented, would constitute a capital improvement not included in Operating Expenses pursuant to this Lease;

                  8) costs incurred by Lessor for alterations (including structural additions), repairs, equipment and tools which are of a capital nature and/or which are considered capital improvements or replacements under generally accepted accounting principles, consistently applied, except as specifically included in Operating Expenses pursuant to the terms of this Lease;

                  9) expenses in connection with services or other benefits which are not offered to Lessee or for which Lessee is charged for directly but which are provided to another lessee or occupant of the Building, without charge;

                  1O) costs incurred by Lessor due to the violation by Lessor or any lessee of the terms and conditions of any lease of space in the Building

                  11) Lessor's general corporate overhead and general and administrative expenses.

                  12) advertising and promotional expenditures, and costs of sign in or on the Building identifying the owner of the Building or other tenants' signs;

                  13) tax penalties incurred as a result of Lessor's negligence, inability or unwillingness to make payments or file returns when due;

                  14) costs arising from Lessor's charitable or political contributions;

                  15) cost of installing, maintaining and operating any specialty service operated by Lessor including without limitation, any luncheon club or athletic facility, or the repair thereof;

                  16) the amounts of the management fee paid or charged by Lessor in connection with the management of the Building and the common areas to the extent such management fee is in excess of the average management fees customarily paid or charged by lessors of other first-class office buildings in Century City, California area;

                  17) costs necessitated by or resulting from the negligence of Lessor, or any of its agents, employees or independent contractors including, but not limited to, tax penalties incurred as a result of Lessor's negligence, inability or unwillingness to make payments or file returns when due;

                  18) the amounts of the parking management fee paid by Lessor in connection with the management of the Real Property parking facility to the extent such parking management fee is in excess of parking management fees customarily paid by lessors of Comparable Buildings;

                  19) any ground lease rental;

                  20) costs of capital acquisition of sculptures, paintings or other objects of art, but specifically excluding any type of art program being operated in the Building by Lessor to the extent the costs for such art program do not exceed Fifteen Thousand Dollars ($15,000.00) during any Expense Year, and

                  21) any compensation paid to clerks, attendants or other persons in the parking garage of the Building or wherever Lessee is granted its parking privileges (provided, however, if Lessor provides such parking free of charge to Lessee, these expenses may be included as a part of Operating Expenses.)

                  (e) The Rent Adjustment shall be payable by Lessee to Lessor in accordance with the following:

                  (i) On or before the first day of April of each calendar year commencing with the second calendar year following the Base Year and continuing until and including the calendar year following expiration of the Term, Lessor shall furnish to Lessee a written statement (the "Rent Adjustment Statement") showing in reasonable detail the Building Operating Costs for the previous calendar year (the "Comparison Year"), and the Rent Adjustment payable by Lessee.

                  (ii) In addition to Lessee's regular Rental payment, Lessee shall pay to Lessor on the first day of the month following delivery of each Rent Adjustment Statement an amount equal to the sum of: (A) the Rent Adjustment, reduced by the amount of any previous "Advance Rent Adjustment Payments" (as hereinafter defined) previously paid by for the Comparison Year, and (B) an amount equal to one-twelfth (1/12) of the Rent Adjustment (the "Advance Rent Adjustment Payment") multiplied by the number of Rental payment dates that have elapsed during the current calendar year, reduced by the amount of any previous Advance Rent Adjustment Payments, if any, previously paid by Lessee for the current year. Lessee shall continue to pay to Lessor an amount equal to the most recently determined Advanced Rent Adjustment Payment on each succeeding Rental payment date until (Y) receipt of a subsequent Rent Adjustment Statement, or (Z) expiration or termination of this Lease.

                  (iii) Lessee shall have a period of thirty (30) days following receipt of Rent Adjustment Statement within which to inspect at Lessor's main office, during normal business hours, Lessor's books and records concerning such charges. If Lessee shall not have availed itself of such inspection, Lessee shall be deemed to have accepted as final and determinative the amount shown as payable on the Rent
         Adjustment Statement. If Lessee shall dispute the accuracy of the information set forth in Lessor's books and records with respect to the Rent Adjustment Statement, Lessee shall nevertheless pay the additional amount shown to be due as above provided in accordance with the Rent Adjustment Statement; provided that within sixty (60) days after receipt of the Rent Adjustment Statement, Lessee may institute legal proceedings against Lessor in a court of competent jurisdiction to collect and recover any overpayment of additional rent resulting from the errors in the books and records of Lessor, and provided, further, that Lessee shall promptly serve Lessor with a copy of the complaint filed in any such proceeding. Lessee shall be precluded from contesting the Rent Adjustment, except by a suit or action filed within such sixty
         (60) day period.

     5. SECURITY DEPOSIT.

         Concurrently  with the  execution of this Lease,  Lessee shall  deposit with Lessor the sum of Six thousand six hundred  forty-four and 40/100 .........
Dollars ($ 6,644.40) (the "Deposit"), which shall be held by Lessor, without obligation for interest, as security for the full and faithful performance of Lessee's covenants and obligations under this Lease, it being expressly understood and agreed that the Deposit is not an advance Rental deposit or a measure of Lessor's

                                                                             ???
                                                                    INITIAL HERE
                                                                             ???

damages in case of Lessee's default. Upon the occurrence of any "Event of Default" (as defined in Paragraph 17, below) by Lessee, Lessor may, from time to time, without prejudice to any other remedy provided herein or provided by law, use the Deposit to the extent necessary to make good any arrears of sums payable by Lessee under this Lease, and any other damage, injury, expense or liability caused by such default; and Lessee shall pay to Lessor on demand (but not more frequently than monthly) the amount so applied in order to restore the Deposit to its original amount, and Lessee's failure to do so shall be a default under this Lease. Although the Deposit shall be deemed the property of Lessor, any remaining balance of the Deposit shall be returned by Lessor to Lessee at such time after termination of this Lease that all of Lessee's obligations under this Lease have been fulfilled.

     6. USE, NUISANCE OR HAZARD.

         6.1 The Premises shall be used for general office purposes only and no other purpose. Lessee shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with or infringe on the rights of other occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, or objectionable purpose, nor shall Lessee cause, maintain or permit any nuisance in, on or about the Property or commit or suffer to be committed any waste in, on or about the Property. Lessor shall not be liable to for any other occupant's failure to so conduct itself.

         6.2 Lessee shall not do or permit to be done in or about the Property nor bring, keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by any standard form of fire insurance policy or will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any part thereof or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents. Lessee shall comply with all governmental laws, ordinances and regulations applicable to the Premises, and the requirements of any board of fire underwriters or other similar body now or hereafter instituted, with any order, directive or certificate of occupancy issued pursuant to any law, ordinance or regulation by any public officer insofar as the same relates to or affects the condition, use or occupancy of the Premises, including but not limited to, requirements of structural changes related to or affected by Lessee's acts, occupancy or use of the Premises, all at Lessee's sole expense. The judgment of any court of competent jurisdiction or the admission of Lessee in any action against Lessee, whether or not Lessor is a party to such action, shall be conclusive in establishing such violation between Lessor and Lessee.

         6.3 Lessee shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials. Lessee shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building any such materials or substances except to use in the ordinary course of Lessee's business, and then only after written notice is given to Lessor of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C.
Section 6901 et seq., any applicable federal, state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Lessee to Lessor upon demand as additional charges if such requirement applies to the Premises. In addition, Lessee shall execute affidavits, representations and the like from time to time at Lessors request concerning Lessees best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Lessee shall indemnify Lessor in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises occurring while Lessee is in possession, or elsewhere if caused by Lessee or persons acting under Lessee. The within covenants shall survive the expiration or earlier termination of the Lease Term.

     7. ALTERATION AND IMPROVEMENTS

         7.1 Lessee, at its sole cost and expense, shall have the right to make alterations, additions, or improvements to the interior of the Premises (collectively, "Improvements"), if such Improvements are normal for general office use, do not adversely affect the utility of the Premises for future tenants, do not alter the exterior appearance of the Building, are not of structural nature, and are not otherwise prohibited under this Lease; provided that no such Improvements shall be made without Lessor's prior written consent, and all such

Improvements shall be made in conformity with the requirements of Paragraph 7.2, below.

         7.2 Any Improvements to be installed by Lessee during the Term, shall only be done in compliance with the following:

                  (a) No such work shall proceed without Lessor's prior written approval of (i) Lessee's contractor, and (ii) certificates of insurance from a company or companies approved by Lessor, furnished to Lessor by Lessee's contractor, for public liability and automobile liability and property damage insurance with limits of not less than $500,000/$1,000,000/$250,000, endorsed to show Lessor as an additional insured and for workmen's compensation as required.

                  (b) All such work shall be done in conformity with a valid building permit or other permits or licenses when and where required, and any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work, or not reasonably satisfactory to Lessor, shall be promptly replaced at Lessee's expense. Notwithstanding any failure by Lessor to object to any such work, Lessor shall have no responsibility therefor.

                  (c) Lessee shall reimburse Lessor for any expense incurred by Lessor by reason of faulty work done by Lessee or its contractors, or by reason of inadequate cleanup.

                  (d) Lessee or its subcontractors will in no event be allowed to install plumbing, mechanical, electrical wiring or fixtures, or partitions over 5'10" in height.

                  (e) All work by Lessee shall be diligently and continuously pursued from the date of its commencement through its completion.

         7.3 Non-standard installations made by or for Lessee whether temporary or permanent in character, made either by Lessor or Lessee, and all Personal Property attached to the Building (including floor coverings) shall be Lessor's property at the end of the Term and shall remain on the Premises without compensation to Lessee; provided that, at the option of Lessor exercisable by written notice to Lessee, Lessee shall, at Lessee's sole expense, within thirty(30) days after such notice, remove from the Premises any or all such Lessee's improvements and Personal Property and repair all damage to the Premises caused by such removal. All other Personal Property shall be removed by Lessee on or before the end of the Term; provided that Lessee shall repair all damages caused by such removal.

     8. LESSEE'S REPAIRS.

          Lessee shall at all times during the Term and at Lessee's sole cost and expense keep the Premises in good and sanitary condition and repair. All damage or injury to the Premises or the Property caused by the act or negligence of Lessee or Lessee's Employees shall be promptly repaired by Lessee at Lessee's sole cost and expense, to the satisfaction of Lessor. Lessor may make any repairs which are not promptly made by Lessee and charge Lessee for the cost thereof as rent. Lessee shall be solely responsible for the design and function of all Lessees improvements, whether or not installed by Lessor at Lessee's request. Lessee waives all rights to make repairs at the expense of Lessor, or to deduct the cost thereof from rent. Subject to the provisions of Paragraph 7, above, Lessee shall upon the expiration or termination of this Lease surrender to Lessor the Premises and all alterations, additions and improvements thereto in the same condition as when received, ordinary wear and tear excepted.

     9. NO LIENS BY LESSEE.

         Lessee shall at all times keep the Premises, the Building and the Property free from any liens arising out of any work performed or allegedly performed, materials furnished or allegedly furnished or obligations incurred by or for Lessee. At any time Lessee either desires or is required to make any Improvements, Lessor may, in addition to the provisions of Paragraph 7, above, require Lessee, at Lessee's sole cost and expense, to obtain and provide to Lessor a lien and completion bond in a form and by a surety acceptable to Lessor and in amount no less than the estimated cost of such Improvements to insure Lessor against liability from mechanics' and materialmen's liens and to insure completion of the work, and may require such additional items or assurances as Lessor in its sole discretion may deem reasonable or desirable. Lessee agrees to indemnify and hold Lessor harmless from and against any and all claims for mechanics' materialmen's or other liens in connection with any Improvements, repairs, or any work performed, materials furnished or obligations incurred by or for Lessee. Lessor reserves the right to enter the Premises for the purpose of posting such notices of non-responsibility as may be permitted by law, or desired by Lessor.

     10. LESSOR'S REPAIRS.

          10.1 Subject to Lessee's obligation to pay rent under this Lease, Lessor shall maintain and repair the structural elements and the public and common areas of the Building as the same may exist from time to time, except for damage or wear and tear which is the result of omission, negligence or willful misconduct of Lessee or Lessee's Employees. Lessor shall have no obligations to make repairs under this Paragraph 10 until a reasonable time after receipt of written notice of the need for such repairs. In no event shall rent be abated, nor shall Lessor have any liability for interruption or interference in Lessee's business, on account of Lessor's failure to make repairs under this Paragraph 10.

         10.2 Lessor and its agents, contractors and employees shall have the fight to enter the Premises at all reasonable times for the purpose of making such alterations, additions, improvements or repairs to the Premises or the Building as Lessor may deem necessary or desirable without liability except for the failure of Lessor to exercise due care of Lessee's property.

     11. BUILDING SERVICES.

          11.l Subject to Lessee's obligation to pay rent under this Lease and the provisions of Exhibit "C", Lessor shall furnish the Premises with (a) electricity, (b) heating, ventilation and air conditioning, (c) water, (d) non-attended elevator service, (e) lighting replacement for building standard lights, (f) toilet room supplies, (g) janitorial service, and (h) exterior window washing.

         11.2 Lessee agrees to pay on demand as rent for all excessive or additional building services and expenses ("Additional Services"*) related to the use of the Premises, and Lessor shall be entitled to impose and collect charges for Additional Services. In the event Lessee desires to contest the charges levied by Lessor under this Paragraph 11.2, Lessee may, as its sole remedy, have Lessor install in the Premises a switch and metering system. In either event, the cost of any such meters and of the installation, maintenance, repair and replacement thereof shall be paid for by Lessee as rent, and Lessee agrees to pay Lessor as rent, promptly upon demand (but not more frequently than monthly), for all such Additional Services consumed as shown by said meters, at the rates charged for such services by the local public or private utility furnishing the same, if applicable, plus any additional expense incurred in keeping accounts of the Additional Services so consumed.

         11.3 No interruption or malfunction of any building services shall constitute an eviction or disturbance of Lessee's use and possession of the Premises or Property or breach by Lessor of any of its obligations hereunder or render Lessor liable for damages or entitle Lessee to be relieved from any of its obligations under this Lease. In the event of any such interruption, however, Lessor shall use reasonable diligence to restore such service.

     12. ASSIGNMENT AND SUBLETTING.

         12.1 Lessee may not (a) sell, assign, transfer, or hypothecate the whole or any part of its interest under the Lease, (b) sublet the whole or any part of the Premises, or (c) allow the occupancy of the whole or any pan of the Premises by another, without in each case obtaining the prior written consent of Lessor, which consent shall not be unreasonably withheld. If Lessee is a corporation, unincorporated association, trust, general or limited partnership, or other business entity, the sale, assignment, transfer or hypothecation of any stock or other ownership interest of such entity which from time to time in the aggregate exceeds twenty-five percent (25%) of such interest (including but not limited to the conversion of such entity to or from a limited liability company or any other entity intended to limit the liability of the individual partners or members of Lessee) shall be deemed an assignment subject to the provisions of this Paragraph 12. Notwithstanding any permitted assignment or subletting, Lessee shall at all times (including any extended Term provided for under the Lease) remain directly, primarily and fully responsible and liable for the payment of rent and for compliance with all obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "Event of Default" (as defined in Paragraph 17, below) if the Premises or any part thereof are then sublet, Lessor, in addition to any other remedies herein provided or provided by law, may at its option collect directly from any sublessee(s) all rents becoming due to Lessee under such sublease and apply such rent against any sums due to Lessor from Lessee hereunder, and no such collection shall be construed to constitute a novation or release of Lessee from the further performance of Lessee's obligations under the Lease. Any sale, assignment, transfer or hypothecation of Lessee's interest under this Lease, and any proposed subletting or occupancy of the Premises not in compliance with this Paragraph 12 shall be void and shall, at the option of Lessor and upon notice to Lessee, terminate this Lease. This Lease shall not be assignable by operation of law, except that if Lessee is a natural person, this Lease shall be binding upon and inure to the benefit of the estate of Lessee.

           12.2 In the event Lessee desires to sublet all or any portion of the Premises, Lessee shall give less

*Additional Services shall include, but not be limited to, after hours HVAC, directory strips, electricity in excess of the Building standard 4.3 watts per square foot for lighting and normal office equipmentr, door signage, non-Building standard janitorial services, non-Building standard light bulbs and additional locks and keys.

                                                                             ???
                                                                    INITIAL HERE
                                                                             ???

than ninety (90) days' prior written notice thereof to Lessor setting forth the name of the proposed subtenant and its type of business, the term, rental rate, use of the Premises, and any other relevant particulars of the proposed subletting. In addition to Lessor's right of approval pursuant to paragraph 12.1, above, Lessor shall have the option, in the event of any proposed subletting to cancel this Lease as to the affected portion of the Premises as of the proposed effective date of the subletting set forth in Lessee's notice. The option shall be exercised if at all, by Lessor giving Lessee written notice thereof within sixty (60) days following Lessor's receipt of Lessee's written request. Upon any such cancellation Lessee shall pay to Lessor all amounts, as estimated by Lessor, payable by Lessee to such termination date with respect to that portion of any obligations, costs or charges which are the responsibility of Lessee under this allocable to the affected portion of the Premises. Further, upon any such cancellation Lessor and Lessee shall have no further obligations or liabilities to each other with respect to the affected portion of the Premises, except with respect to obligations or liabilities which have accrued as of such cancellation date (in the same manner as if such cancellation date were the date originally fixed for the expiration of the Term). Without limitation, Lessor may lease the Premises to the prospective sublessee, without liability to the Lessee. Lessor's failure to exercise said cancellation right as herein provided shall not be construed as Lessor's consent to the proposed subletting. Any sublease shall contain language whereby the subtenant expressly assumes all applicable obligations of Lessee under this Lease, and shall provide that Lessor will be entitled to enforce such obligations directly against the subtenant as though Lessor were a party to the sublease.

         12.3 Lessee shall in no event assign less than its entire interest in this Lease. In the event Lessee desires to assign all (but not less than all) of its interest under this Lease, Lessee shall give not less than ninety (90) days' prior written notice thereof to Lessor setting forth the name of the proposed assignee and its type of business, the terms of the assignment, the proposed use of the Premises, and any other relevant particulars of the proposed assignment, including without limitation, evidence satisfactory to Lessor that the proposed assignee will immediately occupy and thereafter use the entire Premises for the remaining Term of this Lease. At the time of giving notice, Lessee shall also submit to Lessor tax returns and financial statements of the proposed assignee for the two most recent completed fiscal years of the proposed assignee, and a bank reference or bank statements for the most recent twelve months. Lessee shall upon demand furnish such supplemental information as Lessor may reasonably request concerning the proposed assignee. Lessor may, as a condition of giving its consent to such assignment, require an additional security deposit, personal guarantee or other protection from Lessee or the proposed assignee if, in Lessor's reasonable opinion, such conditional requirement is necessary to protect Lessor's interest under the Lease. If Lessee is in default under the Lease at the time of the proposed assignment or sublease, Lessor may as a condition of its consent to such proposed assignment or sublease require Lessee to cure any defaults then existing. In addition to Lessor's right of approval pursuant to Paragraph 12.1, above, Lessor shall have the option, in the event of any proposed assignment, to cancel this Lease as of the proposed effective date of the assignment set forth in Lessee's notice. The option shall be exercised, if at all, by Lessor giving Lessee written notice thereof within sixty (60) days following Lessor's receipt of Lessee's written request. Upon any such cancellation, Lessee shall pay to Lessor all amounts, as estimated by Lessor, payable by Lessee to such termination date with respect to any obligations, costs or charges which are the responsibility of Lessee under this Lease. Further, upon any such cancellation, Lessor and Lessee shall have no further obligations or liabilities to each other under this Lease, except with respect to obligations or liabilities which have accrued as of such cancellation date (in the same manner as if such cancellation date were the date originally fixed for the expiration of the Term). Without limitation, Lessor may lease the Premises to the prospective assignee, without liability to the Lessee. Lessor's failure to exercise said cancellation right as herein provided shall not be construed as Lessors consent to the proposed assignment.

         12.4 At the time of giving notice of any proposed sublease or assignment, Lessee shall pay to Lessor the following fee to cover handling charges for each assignment or sublease Lessor is requested to approve:

       Amount of Square Footage.
       To Be Assigned or Subleased            Fee
       ---------------------------            ---
             1 -   599                      $125.00
           600 -   999                      $200.00
         1,000 - 2,999                      $350.00
         3,000 - 9,999                      $500.00
        10,000 or more                    $1,000.00

Payment of these handling charges shall be deemed a condition precedent for Lessor's consent to any proposed sublease or assignment. The fee shall be non-refundable, whether or not Lessor consents to the proposed sublease or assignment. Lessor's receipt of such fee shall not impose upon Lessor any obligation to consent to any proposed sublease or assignment.

         12.5 Within a reasonable time following its review of all documentation to be submitted by Lessee hereunder, Lessor may by written notice to Lessee elect to (1) consent to the proposed sublease or assignment, or (2) reasonably disapprove of the proposed sublease or assignment, setting forth in writing Lessor's grounds for doing so. Such grounds may include, without limitation, Lessee's failure to pay the fee provided in Paragraph 12.4, above, a material increase in the impact upon the common areas of the Building or the parking facilities, a material increase in the demands for Building Services supplied by Lessor, a reputation for financial reliability on the part of the proposed assignee which is deemed unsatisfactory by Lessor, or the type of business in which the proposed sublessee or assignee is or will be engaged is inconsistent with the character and high quality reputation of the Building, in the reasonable judgment of Lessor, or conflicts with a use for which another tenant in the Building has an exclusive right. No delay in Lessor's review of the documentation or consideration of the proposed sublease or assignment shall constitute a consent by Lessor. If Lessor consents to the proposed sublease or assignment, Lessee shall pay to Lessor as additional rent, within five (5) business days following the due date of such sums: (a) fifty percent (50%) of the amount by which (i) the rent payable by such assignee, sublessee or sublessees to Lessee throughout the term exceeds (ii) the rent otherwise payable by Lessee to Lessor under this Lease; plus (b) fifty percent (50%) of all other consideration payable for the assignment or sublease of this Lease, including, but not limited to, key money and excess Security Deposit. This covenant shall survive the expiration of the Term of this Lease. In addition, Lessee shall provide Lessor with a copy of the executed sublease or assignment promptly following full execution of the document. Any sublease or assignment consented to by Lessor shall not be subsequently modified or amended without Lessor's prior written consent. The consent of Lessor to any sublease or assignment shall not constitute a consent to any subsequent sublease or assignment pertaining to the Lease, whether by Lessee or by any sublessee, assignee or other transferee.

         12.6 Notwithstanding anything to the contrary contained in the Lease, Lessee shall have the right, without prior consent of Lessor but with reasonable prior notice to Lessor, to assign this Lease or sublet the whole or any part of the Premises to a subsidiary or affiliate of Lessee provided that: (1) Lessee has controlling interest (i.e., more than 50%) of such subsidiary or affiliate;
(2) Lessee shall remain fully liable during the unexpired Term of this Lease; and (3) any such assignment, sublease, or transfer shall be subject to all of the terms, covenants and conditions of this Lease and such assignee, sublessee or transferee shall expressly assume the obligations of Lessee under the Lease by a document reasonably satisfactory to Lessor. Lessee shall also upon demand provide Lessor with documentation establishing to Lessor's reasonable satisfaction that the assignee, sublessee or transferee is in fact a subsidiary or affiliate of Lessee.

         12.7 Lessor shall have the right to sell, transfer, or assign any of its rights and obligations under this Lease.

     13. SUBSTITUTED PREMISES.

         Lessor reserves the right, upon not less than sixty (60) days' prior written notice to Lessee, to substitute for the Premises if the same contains 5,000 square feet of Net Rentable Area or less, some other premises within the Building having substantially equivalent Net Rentable Area* as the Premises, provided that Lessor shall pay all expenses reasonably incurred in removing Lessee's property to such new location, and upon the expiration of such written notice of not less than sixty (60) days, such other premises shall be substituted for the Premises for all purposes under this Lease.

     14. INDEMNIFICATION; INSURANCE.

          14.1 Lessee shall, with respect to its activities pursuant to this Lease, including, without limitation, Lessee's activities at the Property and the Premises (including, without limitation, Lessee's or Lessee's Employees' use of the Premises, the conduct of Lessee's business, any activity, work or things done, permitted or suffered by Lessee in or about the Premises or the Property, Lessee's or Lessee's Employees' nonobservance or nonperformance of any statute, law, ordinance, rule or regulation, or any actual or alleged negligence of the Lessee or Lessee's Employees), defend, indemnify, forever save and hold Lessor, Lessor's agents, contractors, licensees, employees, directors, officers, partners, trustees and invitees, and each of them (collectively "Lessor's Employees") harmless from and against any and all damages, claims, losses, demands, litigation, costs, expenses (including, without limitation, reasonable attorneys' fees and costs), obligations, liens, liabilities, actions and causes of action, threatened or actual, awards, fines or judgments arising by reason of the death or bodily injury to persons, injury to property, or other loss, damage or expense of any kind, including any of the same resulting from Lessor's or Lessor's Employees' alleged or actual act or omission, regardless of whether such act or omission is active or passive; provided, however, the Lessee shall not be obligated to defend Lessor or Lessor's Employees with respect to

     *and comparable build-out

                                                                             ???
                                                                    INITIAL HERE
                                                                             ???

damages which are due to the sole negligence or willful misconduct of Lessor or Lessor's Employees, or any of them

          14.2 Throughout the term of this Lease, Lessee shall maintain and keep in full force and effect Commercial General Liability Insurance, including Contractual Coverage:, on an occurrence basis in an amount not less than $1,000,000 per occurrence and not less than $2,000,000 in the aggregate. Prior to the Commencement Date and thereafter throughout the term of this Lease as necessary, Lessee shall provide to Lessor Certificate(s) of insurance evidencing such liability coverage, which Certificate(s) shall contain an endorsement naming 1875/1925 Century Park East Company, Watt Family Properties and Watt Management Company and Teachers Insurance and Annuity Association as additional insureds. Said insurance shall provide for notice to Lessor not less than thirty
(30) days prior to expiration or cancellation thereof or default thereunder. Lessor shall have the right to require an increase of the above liability limits if Lessor deems them to be inadequate in light of then existing industry standards applicable to comparable office lease practice in the Century City area. Nothing contained in this Paragraph 14.2 shall be deemed to limit in any way the liability of Lessee and/or Lessee's Employees under 14.1, above.

         14.3 Throughout the term of this Lease, Lessee shall maintain on all its Personal Property and Lessee's Total Improvements a policy of Property Insurance providing all risk coverage including Fire and Extended Coverages, and Special Form. Prior to the Commencement Date, and thereafter throughout the term of this Lease as necessary, Lessee shall provide to Lessor Certificate(s) of Insurance evidencing such coverage. Said insurance shall provide for notice to Lessor not less than thirty (30) days prior to expiration or cancellation thereof, or default thereunder.

         14.4 Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises from any cause and Lessee hereby waives all claims in respect thereof against Lessor. Lessor and Lessor's Employees shall not be liable for any damage to property entrusted to Lessor or Lessor's Employees, nor for loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause whatsoever, unless caused by or due to the gross negligence of Lessor or Lessor's agents or employees. Lessor and Lessor's Employees shall not be liable for any latent defect in the Premises or in the Building. Lessee shall give prompt notice to Lessor in case of fire or accidents in the Premises or in the Building

         14.5 Lessee and Lessor each hereby waive any and all fights of recovery against the other, or against the officers, employees, agents, and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any valid and collectible insurance policy in force at the time of such loss or damages. Lessee shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

15. DAMAGE OR DESTRUCTION.

          15.1 Subject to the provisions of Paragraphs 15.2 and 15.3, below, in the event the Building or the Premises are wholly or partially destroyed by fire or other casualty covered by fire and extended coverage insurance maintained by Lessor, Lessor shall repair or restore (or cause the repair or restoration of) the Building or the Premises to substantially the same condition as prior to such destruction, and this Lease shall continue in full force and effect; provided that in the event Lessor reasonably determines that either the Building or the Premises are destroyed to the extent of more than one-third (1/3) of their replacement cost (exclusive of footings and foundations), or such destruction occurs in the last twenty-four (24) months of the Term, Lessor shall have the right in its sole and absolute discretion to terminate this Lease by giving Lessee written notice within sixty (60) days after the occurrence of such destruction of its intention to terminate this Lease. In the event the Building or the Premises is wholly or partially destroyed by any other cause, Lessor shall have the right in its sole and absolute discretion to terminate this Lease by giving Lessee written notice within sixty (60) days after the occurrence of such destruction of its intention to terminate this Lease. If Lessor does not terminate this Lease, Lessor shall diligently pursue repair and restoration to completion, and if the destruction is so extensive as to render the Premises unusable, then the rent shall be reduced in the same proportion as the Net Rental Area of the Premises rendered unusable bears to the Net Rentable Area of the Premises until and to the extent that the unusable portion shall be restored by Lessor, but Lessee shall in no event be entitled to compensation or damages on account of annoyance or inconvenience in making said repairs, or on account of construction or on account of termination of this Lease.

         15.2 If such damage or destruction occurs as a result of the negligence or willful conduct of Lessee or

Lessee's Employees, Lessee shall forthwith undertake to repair or restore such damage or destruction at Lessee's sole cost and expense, and this Lease shall continue in full force and effect; provided that Lessee shall be relieved of its obligation pursuant to this Paragraph 15.2 to the extent that insurance proceeds are collectible by Lessor in accordance with Paragraph 14.6, above.

          15.3 Lessor shall not be required to repair any damage to any Personal Property or Lessee's Total Improvements, and in each case Lessee shall restore all such Personal Property and Lessee's Total Improvements. Lessor or Lessor's Employees shall have no responsibility for contents placed or kept in the Premises or the Property by Lessee or Lessee's Employees.

         15.4 This Paragraph 15 shall be Lessee's sole and exclusive remedy in the event of the damage or destruction, and hereby, waives the benefit of California Civil Code 1932(2) and 1933(4).

16. EMINENT DOMAIN.

           16.1 If the whole of the Premises or more than twenty-five percent (25%) of the Building shall be taken under the power of eminent domain, this Lease shall automatically terminate as of the date of final judgement in such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. A sale by Lessor under threat of condemnation shall constitute a "taking" for the purpose of this Paragraph 16. No award for any partial or entire taking shall be apportioned and Lessee hereby assigns to Lessor any award which may be made in such taking or condemnation, together with any and all rights of Lessee now or hereafter arising in or to the same or any part thereof, including, without limitation, any award or compensation for the value of all or any part of the leasehold estate; provided that nothing contained herein shall be deemed to give Lessor any interest in or to require Lessee to assign to Lessor any award made to Lessee for the taking of Personal Property installed by and belonging to Lessee and/or the interruption of or damage to Lessee's business so long as it does not diminish the Lessor's award. In the event of a partial taking which does not result in a termination of this Lease, the Rental shall be reduced proportionately based on the portion of the Premises rendered unusable, and Lessor shall restore the Premises or the Building to the extent of available condemnation proceeds.

         16.2 This Paragraph 16 shall be Lessee's sole and exclusive remedy in the event of a taking or condemnation. Each party hereto hereby waives the benefit of California Code of Civil Procedure ss.1265.130.

         16.3 Upon termination of this Lease pursuant to this Paragraph 16, Lessee and Lessor hereby agree to release each other from any and all obligations and liabilities with respect to this Lease except such obligations and liabilities which arise or accrue prior to such termination.

     17. DEFAULTS.

         17.1 Each of the following shall be deemed an "Event of Default" by Lessee and a material breach of the Lease:

                  (a) Lessee shall fail to pay the Rental or any other sum payable by Lessee hereunder, as and when due.

                  (b) Lessee shall fail to observe, keep or perform any of the other terms, covenants, agreements or conditions under this Lease, including, without limitation, the "Rules" (as defined in Paragraph 21, below), that Lessee is obligated to observe or perform for a period of ten (10) days after written notice by Lessor, provided that if the nature of Lessee's default is such that it cannot be cured solely by the payment of money and that more than ten (10) days are reasonably required for its care, then Lessee shall not be in default hereunder if it shall commence the correction of such default so specified within said ten (]0) day period and diligently prosecutes the same to completion.

                  (c) Lessee shall vacate or abandon the Premises and shall not continue to pay the rent as set forth herein;

                  (d) (i) Lessee (or a general partner of Lessee, if Lessee is a partnership) shall make an assignment for benefit of creditors; or

                      (ii) A custodian, trustee, receiver or agent is appointed or takes possession of substantially all of the property of Lessee (or a general partner of Lessee); or

                      (iii) Lessee (or a general partner of Lessee) becomes "insolvent" as that term is defined in Section 101(26) of the "Revised Bankruptcy Act" (Title II of the United States Code; II U.S.C. ss.101 et seq.); or

                      (iv) Lessee (or a general partner of Lessee) shall (A) file a petition with the bankruptcy court under the Revised

         Bankruptcy Act, or (B) otherwise file any petition or apply to any tribunal for appointment of a custodian, trustee or receiver of Lessee (or of a general partner of Lessee) or commence any proceeding relating to Lessee (or a general partner of Lessee) under any bankruptcy or reorganization statute or under any arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

                      (v) Any petition is filed against Lessee (or a general partner of Lessee) under the Revised Bankruptcy Act and either (A) the bankruptcy court orders relief against Lessee (or a general partner of Lessee) under the chapter of the Revised Bankruptcy Act under which the petition was filed, or (B) such petition is not dismissed by the bankruptcy court within thirty (30) days of the date of filing; or

                      (vi) Any petition or application of the type described in subparagraph (v)(B), above, is filed against Lessee (or a general partner of Lessee), or any proceeding of the type described in subparagraph (v)(B), above, is commenced, and either (A) Lessee (or a general partner of Lessee) by any act indicates its approval therof, consent thereto, or acquiescence therein, or (B) an order is entered appointing any such custodian, trustee, receiver or agent, adjudicating Lessee (or a general partner of Lessee) bankrupt or insolvent, or approving such petition or application in any such proceeding, and any such order remains in effect for more than (30) days.

                  (e) Any guarantor of this Lease shall default under any guaranty of this Lease, or shall or attempts to repudiate or revoke any such guaranty or any obligation under such guaranty; or the occurrence of any event described in Paragraph 17(d), above, with respect to any guarantor of this Lease (as if Paragraph 17(d) referred to such guarantor in place of "Lessee").

     18. REMEDIES.

         Upon the occurrence of an Event of Default hereunder, Lessor may at any time thereafter, without notice or demand except as stated hereafter and without limiting Lessor in the exercise of any other right or remedy which Lessor may have by reason of such default or breach:

                  (a) Enter upon and take possession of the Premises. In such event, Lessor shall have the right to remove all persons and property from the Premises and store such property in a public warehouse or elsewhere at the cost and risk of and for the account of Lessee, and all such persons shall quit and surrender possession of the Premises to Lessor. Lessee hereby waives all claims for damages which may be caused by the entry of Lessor and taking possession of the Premises or removing and storing the furniture and property and hereby agrees to indemnify and save Lessor harmless from any loss, costs, damages or liability occasioned thereby, and no such entry shall be considered or construed to be a forcible entry. Should Lessor elect to enter, as hereby provided, or should Lessor take possession pursuant to legal proceeding or pursuant to any notice provided by law, Lessor or may terminate this Lease pursuant to Paragraph 18(b), below.

                  (b) Terminate this Lease and Lessee's right to possession of the Premises at any time. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Lessor's initiative to protect Lessor's interest under this Lease shall not constitute a termination of Lessee's right to possession. On termination of this Lease, Lessor may recover from Lessee (i) the worth at the time of the award of the unpaid rent that would have been earned at the time of termination; (ii) the worth at the time of the award of the amount by which the unpaid rent that would have been earned after the date of termination until the time of award exceeds the amount of the loss of rent for the same period that Lessee proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of the loss of rent for the same period that Lessee proves could have been reasonably avoided; and (iv) any other amount, and court costs, necessary to compensate Lessor for all detriment proximately caused by Lessee's default. "The worth at the time of the award," as used in (i) and (ii) of this Paragraph is to be computed by allowing interest at the rate of ten percent (10%) per annum. "The worth at the time of the award," as referred to in (iii) of this Paragraph is to be computed by discounting the amount at the discount rate office Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

                  (c) Continue this Lease in full force and effect, and this Lease will continue in effect as long as Lessor does not terminate Lessee's right to possession, and Lessor shall have the right to collect rent when due.

                  (d) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisicions of the State of California.

     19. ATTORNEYS' FEES.

         If either Lessor or Lessee commences or engages in, or threatens to commence or engage in, an action by or against the other party arising out of or in connection with this Lease or the Premises, including but not limited to any action for recovery of rent due and unpaid, to recover possession or for damages for breach of this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and other costs incurred in connection with the action and in preparation for said action. If Lessor becomes involved in any action, threatened or actual, by or against anyone not a party to this Lease, but arising by reason of or related to any act or omission of Lessee or Lessee's Employees, Lessee agrees to pay Lessor's reasonable attorneys' fees and other costs incurred in connection with the action and in preparation for said action.

         Lessor and Lessee hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Lessor against Lessee or Lessee against Lessor on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Lessor and Lessee, Lessee's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect.

     20. SUBORDINATION.

         This Lease and the rights of Lessee hereunder shall be and are hereby made subject and subordinate at all times to any ground lease of the Property and/or the Building now or hereafter existing and all amendments, renewals, modifications, supplements and spreaders thereto and extensions thereof, and to the lien of any first deed of trust now or hereafter existing against the Property and/or the Building and/or the ground leasehold estate, and to all advances made or hereafter to be made upon the security thereof. Lessee agrees to execute and deliver such further instruments subordinating this to any such ground lease or to the lien of any such first deed of trust as may be requested in writing by Lessor from time to time. Lessee acknowledges that its title is and always shall be subordinate to the title of the owner of the Property and the Building and nothing herein contained shall empower Lessee to do any act which can, shall or may encumber the title of the owner of the Property or the Building. In the event of the cancellation or termination of any such ground lease in accordance with its terms or by the surrender thereof, whether voluntary, involuntary or by operation of law, or by summary proceedings, or the foreclosure of any such first deed of trust by voluntary agreement or otherwise, or the commencement of any judicial action seeking such foreclosure, Lessee, at the request of the then Lessor, shall attorn to and recognize such ground lessor, beneficiary or purchaser in foreclosure as Lessee's Lessor under this Lease. Lessee agrees to execute and deliver at any time upon request of such ground lessor, beneficiary, purchaser, or their successors, any instrument to further evidence such attornment. Lessee hereby waives its right, if any, to elect to terminate this Lease or to surrender possession of the Premises in the event of any such ground lease termination or first deed of trust foreclosure. Lessee also agrees that any beneficiary under a first deed of trust may, at its option, unilaterally elect to partially subordinate, by an instrument in form and substance satisfactory to such beneficiary, such first deed of trust to this Lease. Lessee, in such cases, agrees to execute with reasonable promptness and to deliver to Lessor any such subordination instrument confirming such subordination. Any failure or refusal by Lessee to execute such instrument shall in no way affect the validity or enforceability of such subordination.

     21. RULES AND REGULATIONS.

        Lessee shall faithfully observe and comply with the Building rules and regulations, a copy of which is attached hereto as Exhibit "D", and all reasonable non-discriminatory modifications and additions thereto from time to time put into effect by Lessor (the "Rules"). Lessor shall not be responsible to Lessee for the non-performance of any of said Rules by any other occupant of the Property.

     22. HOLDING OVER.

         Should Lessee hold over after the expiration or sooner termination of this Lease with Lessor's prior written consent, such possession by Lessee shall be deemed to be a month-to-month tenancy subject to each and all terms and conditions of this Lease as applicable to a month-to-month tenancy, and such tenancy shall be terminable upon not less than thirty (30) days' notice given by either Lessor or Lessee at any time. During such holding over, Lessee shall pay in advance monthly rent equal to the greater amount of: a) the product of the rentable area times the Base Rent per square foot of rentable area being quoted generally by Lessor to prospective lessees, or b) the rental rate established under the Lease for the last month of the Term of the Lease, plus fifty percent (50%). In addition, Lessee shall pay any Additional Rent as set forth in Paragraph 3.2 and Paragraph 4 and any other charges payable under the Lease during the period in which Lessee holds over. The foregoing provisions of this Section are in addition to and do not affect Lessors right to re-enter the Premises or any other rights of Lessor under the Lease or as otherwise provided by law. The terms and conditions of Lessee's holding over may be changed by Lessor upon not less than thirty (30) days' notice. If Lessee fails to surrender the Premises upon the expiration or sooner termination of this Lease despite demand to do so by Lessor, Lessee shall indemnify and hold Lessor harmless from all losses or liability, including without limitation, any claim made by any succeeding lessee founded on or resulting from such failure to surrender, any loss of rent from prospective lessees, and any attorneys' fees and legal costs incurred by Lessor, whether or not a legal action is filed. The parties agree that if Lessee holds over without Lessor's prior written consent, Lessee shall be liable for the rental value of the Premises, which shall be deemed to be 1 1/2 times the Base Rent and Additional Rent payable for the last month of the Lease term.

     23. INSPECTIONS AND ACCESS.

         Lessor may enter the Premises at reasonable hours to (a) inspect the same, (b) exhibit the same to prospective purchasers, lenders or tenants, (c) determine whether Lessee is complying with all its obligations hereunder, (d) supply janitorial service and any other service to be provided by Lessor to Lessee hereunder, (d) post notices of nonresponsibility, and (f) make repairs or do any work required of Lessor or permitted under the provisions of this Lease or make repairs or do any work for the benefit of any adjoining space or utility services or make repairs, alterations or additions to any other portion of the Building provided that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Lessee as reasonably possible. If Lessee shall not be personally present to open and permit an entry into the Premises at any time when such an entry by Lessor is necessary or permitted hereunder, Lessor may enter by means of a master key without liability to Lessee except for any failure to exercise due care for Lessee's property, and without affecting this Lease. If during the last year of the Term, Lessee shall have removed substantially all of its property therefrom, Lessor may immediately enter and alter, renovate, and redecorate the Premises without reducing or abating any rent or incurring any liability to Lessee.

     24. NAME OF BUILDING.

         Lessee shall not use the name, insignia, or logotype of the Building for any purpose. Lessee shall not use any picture of the Building in its advertising, stationery or any other manner. Lessor expressly reserves the right at any time to change said name without in any manner being liable to Lessee therefor.

     25. SURRENDER OF PREMISES.

         The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to it of Lessee's interest in any or all such subleases or subtenancies.

     26. WAIVER.

         The waiver by Lessor of any term, covenant, agreement or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of this Lease be construed to waive or to lessen the right of Lessor to insist upon the performance by Lessee in strict accordance with all of the terms, covenants, agreements and conditions of this Lease. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, agreement or condition of this Lease, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

     27. SALE BY LESSOR; LESSOR'S LIABILITY.

         27.1 In the event the original Lessor hereunder, or any successor, shall sell or convey its interest in the Property, Lessee agrees to attorn to such new owner. In the event of such sale, Lessor shall transfer to the new owner the balance of the Deposit, if any, remaining after lawful deductions and, after notice to Lessee, shall be relieved of all liability with respect to the Deposit.

          27.2 The term "Lessor" as used in this Lease so far as covenants or obligations on the part of Lessor are concerned shall be limited to mean and include only the owner or owners at the time in question of the lessee's interest in a ground lease of the Land on which the Building and the Premises are located, or if no such ground lease exists, the owner or owners of fee title to the Land. In the event of any transfer or conveyance by any Lessor, of its Interest, such Lessor shall be automatically freed and relieved from all liability and obligations accruing or to be performed from and after the date of such transfer or conveyance. The covenants and obligations contained in this Lease on the part of Lessor shall be binding on Lessor, its successors and assigns, only during the periods during which it is a Lessor.

         27.3 In the event Lessor is a trust or general or limited partnership, Lessor's liability respecting the performance of any covenants or obligations on the part of Lessor contained in this Lease shall be limited to the assets of the trust or partnership, and Lessee shall have no right to proceed against or recover from any trustee or partner of Lessor, individually or collectively.

     28. NO LIGHT AND AIR EASEMENT.

         Any diminution or shutting off of light or air by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease, abate rent or otherwise impose any liability on Lessor.

     29. FORCE MAJEURE.

         Lessor shall not be chargeable with, liable for, or responsible to Lessee for anything or in any amount for any failure to perform or delay caused by fire, earthquake, explosion, flood, hurricane, the elements, acts of God or the public enemy, action, restrictions, limitations, or interference of governmental authorities or agents, war, invasion, insurrection, rebellion, riots, strikes or lockouts or any other cause whether similar or dissimilar to the foregoing which is beyond the reasonable control of Lessor and any such failure or delay due to said causes or any of them shall not be deemed a breach of or default in the performance of this Lease.

     30. ESTOPPEL CERTIFICATES.

         Lessee shall at any time and from time to time upon not less than three
(3) days prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement (an "Estoppel Certificate") in writing in the form of Exhibit "E". Any such Estoppel Certificate may be relied upon by any prospective purchaser or lender upon the security of the fee interest or leasehold estate in the Land or Property.

     31. RIGHT TO PERFORMANCE.

         All covenants and agreements to be performed by Lessee under any of the terms of this Lease shall be performed by Lessee at Lessee's sole cost and expense. If Lessee shall fail to pay any sum of money required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after written notice thereof to Lessee (provided that no notice shall be required in cases of emergency), Lessor may, but shall not be obligated so to do, without waiving or releasing Lessee from any obligations of Lessee, make any such payment and perform any other act on Lessee's part to be made or performed as provided in this Lease. All sums so paid by Lessor and all costs incidental thereto (including reasonable attorneys' fees), together with interest thereon, shall be payable by Lessee on demand, and Lessee hereby covenants to pay any and all such sums as rent.

If Lessee fails to pay when due any Rental or other amounts or charges which Lessee is obligated to pay under the Terms of this Lease, the unpaid amounts shall bear interest at the maximum rate then allowed by law. Lessee acknowledges that the late payment of any Monthly Installments of Rental or other charges will cause Lessor to lose the use of that money and incur costs and expenses not contemplated under this Lease, including without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, in addition to interest, if any, such installment is not received by Lessor within ten (l0) days from the date it is due, Lessee shall pay Lessor a late charge equal to ten percent (10%) of such installment. Lessor and Lessee agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Lessor for the loss suffered from such nonpayment by Lessee. Acceptance of any interest or late charge shall not constitute a waiver of Lessee's default with respect to such nonpayment by Lessee nor prevent Lessor from exercising any other rights or remedies available to Lessor under this Lease.

     32. LESSOR'S DEFAULT.

         32.1 Lessor shall not be deemed to be in default in the performance of any obligation required by it under this Lease unless and until it has failed to perform such obligation within thirty (30) days after written notice by Lessee to Lessor, specifying wherein Lessor has failed to perform such obligation; provided that if the nature of Lessor's obligation is such that more than thirty (30) days are required for its performance, Lessor shall not be in default if Lessor commences to cure the default within such 30-day period and thereafter diligently prosecutes the same to completion.

         32.2 Lessee hereby waives and relinquishes any right which Lessee may have to terminate this Lease or withhold rent on account of any damage, condemnation, destruction or state of disrepair of the Premises (including, without limiting the generality of the foregoing, those rights under California Civil Code ss.ss.1932, 1933(4), 1941, 1941.1 and 1942). Lessee's remedy for a breach of this Lease shall be limited to any action for damages, injunctive relief or specific performance of this Lease.

          32.3 Lessee agrees to give all beneficiaries under first deeds of trust, by registered mail, a copy of any notice of default served upon Lessor, provided that prior to such notice Lessee has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such beneficiaries. Lessee further agrees that if Lessor shall have failed to cure such default within the time provided for in this Lease, then before Lessee pursues its other remedies, such beneficiaries shall have (but not the obligation) an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary, provided that if within such thirty (30) days, such beneficiary has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure).

     33. EXECUTION OF LEASE BY LESSOR.

         The submission of this document or examination and negotiation does not constitute an offer to lease, or a reservation of, or option for the Premises; and this document becomes effective and binding only upon execution and delivery hereof by Lessee and by Lessor. No act or omission of any employee or agent of Lessor or of Lessor's broker shall alter, change or modify any of the provisions of this Lease.

     34. PARKING FACILITIES.

         So long as Lessee complies with the terms, provisions and conditions of this Lease, Lessor shall maintain and operate, or cause to be maintained and operated, automobile parking facilities as they may exist from time to time (the "Parking Facilities") in, adjacent to or within a reasonable distance from the Building. Lessee's privileges during such time with respect to the Parking Facilities shall be in accordance with the provisions of Exhibit "F". As used in this Lease, the term "Parking Facilities" shall be deemed to refer only to the structures or improvements constructed exclusively for automobile parking, and shall not include elevators, ramps, roadways and other routes for pedestrian and vehicular access to the Parking Facilities.

     35. NOTICES.

         All notices and demands which may or are required to be given by either party to the other hereunder shall be deemed to have been fully given when made in writing and deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows: To Lessee, to _______________________
________________________________________________________________________________
_____________ or to the Premises; to Lessor, to Building Manager, 1875 Century Park East, Los Angeles, California 90067 with a copy to Lessor at 2716 Ocean Park Boulevard, P.O. Box 2114, Santa Monica, CA. 90406, Attention: General Counsel, and a copy to Teachers Insurance and Annuity Association of America, 730 Third Avenue, New York, New York 10017, Attention: Mortgage Loan Department, or to such other place or places as Lessor may from time to time designate in a notice to Lessee.

     36. MISCELLANEOUS.

         36.1 If Lessee is a corporation, each individual executing this Lease on behalf of Lessee represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of Lessee and that this Lease is binding upon Lessee in accordance with its terms. If Lessee is a partnership or trust, each individual executing this Lease on behalf of Lessee represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of Lessee in accordance with the terms of such entity's partnership agreement or trust agreement, respectively; and that this Lease is binding upon Lessee in accordance with its terms, and Lessee shall, concurrently with execution of this Lease, deliver to Lessor such certificates or written assurances as Lessor may reasonably request authorizing the execution of this Lease.

         36.2 This Lease contains the entire agreement between the parties respecting the lease of the Premises and all matters covered or mentioned herein. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

         36.3 The illegality, invalidity or unenforceability of any provision of this Lease shall in no way impair or invalidate any other provision of this Lease, and such remaining provisions shall remain in full force and effect.

         36.4 All provisions, whether covenants or conditions, on the part of Lessee shall be deemed to be both covenants and conditions.

         36.5 Other than NELSON SHELTON & ASSOCIATES ("Broker"), Lessee hereby warrants and represents that it has not employed or dealt with any other broker or finder in connection with this Lease. Lessee hereby agrees to hold Lessor harmless from any and all claims of any other broker or finder on account of a brokerage commission or finder's fee in connection with the negotiation or execution of this Lease.

         36.6 The words "Lessor" and "Lessee" as used herein shall include the plural as well as the singular. Words used in masculine gender include the feminine and neuter. If there be more than one Lessee, the obligations hereunder imposed upon Lessee shall be joint and several. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. The terms, covenants, conditions and agreement herein contained shall, subject to the provisions of Paragraphs 12 and 27, above, apply to and bind the heirs, successors, legal representatives and assigns of the parties hereto. This Lease shall be governed by and construed pursuant to the laws of the State of California.

         36.7 All exhibits attached to this Lease are hereby incorporated by this reference and made a part hereof. In the event of variation or discrepancy, the duplicate original hereof (including exhibits, if any) held by Lessor shall control.

         36.8 Lessor and Lessee agree that in all events this Lease shall not be recorded by Lessee.

         36.9 Subject to the provisions of Paragraph 29, above, time shall be of the essence of this Lease and of each of the provisions hereof.

         36.10 No remedy or election given by any provision of this Lease shall be deemed exclusive unless so indicated, but it shall, whenever possible, be cumulative with all other remedies in law or equity.

         36.11 Any obligation of Lessor under this Lease may be fulfilled by an agent, employee or independent contractor of Lessor.

        IN WITNESS WHEREOF, the parties have executed this Lease on the day and year fast above written.

"LESSEE"

VIRTUAL STOCK MARKET, INC.,
a California corporation

By: /s/ Michael B. Cratty
----------------------------------
Its: President/CEO
     -----------------------------

By:
----------------------------------
Its:
     -----------------------------



"LESSOR"

1875/1925 CENTURY PARK EAST COMPANY,
a California general partnership

By: Watt Family Properties, Inc.
    dba Watt Management Company
    Its Agent

By:  Austin McReynolds
    -----------------------------
          Vice President

This  entire  rider  ("Rider")  is  attached  to and  made a part of that  Lease
Agreement and Exhibits A-F (the "Lease") dated 4-6 ,1999 by and between 1875/1925 CENTURY PARK EAST COMPANY ("Lessor") and VIRTUAL STOCK MARKET, INC. ("Lessee"). In the event of any inconsistencies between the terms and provisions of the Riders and those of the Lease, the Rider shall control.

                                     RIDER A
                               TENANT IMPROVEMENTS

Lessee accepts the Premises in their "as is" condition, except Lessor, at Lessor's sole cost and expense, through Lessor's contractor, shall demolish the walls indicated on Exhibit A-1 attached hereto and made a part hereof and carpet and paint the Premises with Building standard materials. Lessee, at its option, shall select said Building standard materials.

Any additional changes or improvements to the Premises by Lessee, either now or at any time during the Term of this Lease, shall be made at Lessee's sole cost and expense, with the approval and under the direction of Lessor and employing the services of contractors reasonably approved by Lessor, which approval shall not be withheld or delayed, and in accordance with any other applicable provisions of this Lease. These costs shall include, but not be limited to, space planning, working drawings, engineer drawings, plan and permit fees, and all other costs attributed to such changes or improvements. In all events, Lessee shall use Lessor's subcontractors for all mechanical, electrical, HVAC and plumbing work.


                                       19
                                                                             ???
                                                                    INITIAL HERE
                                                                             ???

                                     RIDER B
                             SUBSTANTIAL COMPLETION

"Substantial Completion" shall be defined as the completion of installation of those Standard Installation items selected by Lessee to be installed by Lessor pursuant to Rider "A" of this Lease except for:

         (1)      Those  Standard   Installations  which  cannot  reasonably  be
                  installed or the installation of which is delayed by reason of Lessee's non-standard require- ments; and

         (2) Any non-standard installations or improvements specified by Lessee, and

         (3) The completion of those minor Standard Installations where the failure to complete such minor Standard Installations would not unreasonably interfere with Lessee's ability to conduct business within the Premises.

Any delay attributable to Lessee shall not delay the Commencement Date beyond the date outlined in Paragraph 2.l(a) of this Lease.

                                    RIDER C
                                DIRECTORY STRIPS

Lessor, at Lessor's sole cost and expense, shall initially provide and install on the ground floor Building directory five (5) directory strips for Lessee. Lessor shall charge Lessee the costs for subsequent changes or revisions to the directory strips arid for additional directory strips as requested by Lessee.

                                                                             ???
                                                                    INITIAL HERE
                                                                             ???

                             1875 Century Park East


                                 [IMAGE OMITTED]

                            FLOOR PLAN of 18th FLOOR

                                   18th FLOOR

VIRTUAL STOCK MARKET, INC.,
a California corporation
1875 Century Park East
Suite 1880

2,443 Net rentable square feet
(2,712 rentable square feet)

                                   EXHIBIT A

                                                                             ???
                                                                    INITIAL HERE
                                                                             ???

                                 [IMAGE OMITTED]

                            FLOOR PLAN OF SUITE 1880

//// - demolish

                                   WATT PLAZA
                             1875 Century Park East
                                   Suite 1880

                           2,712 Rentable Square Feet
                           (2,443 Usable Square Feet)

                                                                             ???
                                                                    INITIAL HERE
                                                                             ???

                                   EXHIBIT "B"


                               DESCRIPTION OF LAND

PHASE I PARCEL

That portion of Parcel B in the City of Los Angeles, County of Los Angeles, State of California, as shown on Parcel Map L.A. No. 3247 filed in Book 69, Pages 93 and 94 of Parcel Maps in the Office of the County Recorder of said County, and those portions of Lots 4 and 5 of Tract No. 30364, in said City, County and State, as per Map recorded in Book 803 pages 63 and 64 of Maps, in said County Recorder's Office.

PHASE II PARCEL

Those portions of Lots 4 and 5 of Tract No. 30364, in the City of Los Angeles, County of Los Angeles, State of California, as per Map recorded in Book 803 Pages 63 and 64 of Maps, in the Office of the County Recorder of said County, lying northeasterly of the southeasterly prolongation of that certain course in the southwesterly boundary of Parcel B of Parcel Map L.A. No. 3247, in said City, County and State, filed in Book 69 Pages 93 and 94 of Parcel Maps in said County Recorder's Office.

EXHIBIT "C"

STANDARDS FOR UTILITIES AND SERVICES

         The following are the Standards for Utilities and Services. Lessor reserves the right to adopt such reasonable non-discriminatory modifications and additions hereto as it deems appropriate.

         As long as Lessee is not in default under any of the terms, covenants, conditions, provisions or agreements of this Lease, Lessor shall, subject to limitations and provisions hereinafter set forth in this Exhibit C:

                  (a) Provide automatic elevator facilities on Monday through Friday from 8 A.M. to 6 P.M., and on Saturdays from 8 A.M. to 1 P.M., excepting state and federal holidays, and have one automatic elevator available at all other times.

                  (b) Provide to the Premises, during the times specified in Paragraph (a) hereof (and at other times for a reasonable additional charge to be fixed by Lessor), heating, ventilation, and air conditioning (HVAC), when in the judgment of Lessor it may be required for the comfortable occupancy of Premises for general office purposes. Lessor shall not be responsible for room temperatures if Lessee's lighting and receptacle load exceed those listed in Paragraph (c) hereof, or if the Premises are used for other than general office purposes.

                  (c) Furnish to the Premises during the times specified in Paragraph (a) hereof, electric current for routine lighting and the operation of general office machines such as typewriters, dictating equipment, desk model adding machines, and the like, which use 110 volt electric power, not to exceed the reasonable capacity of Building standard office lighting and receptacles, and not in excess of limits imposed by governmental authority. Lessee agrees, should its electrical installation or electrical consumption be in excess of the aforesaid use or extend beyond the times specified in Paragraph (c), to reimburse Lessor for the excess utilities as provided in Paragraph 11.2 of the Lease.

                  (d)  Furnish  water  for  drinking   fountains  and  restrooms
         provided by Lessor.

                  (e) Provide janitorial services to the Premises Monday through Friday (except state and federal holidays), provided the same are used exclusively as offices, and are kept reasonably in order by Lessee. If Premises are not used exclusively as offices, they shall be kept clean and in order by Lessee, at Lessee's expense, and to the satisfaction of Lessor, and by persons approved by Lessor. Lessee shall pay to Lessor the cost of removal of any of Lessee's refuse and rubbish, to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the premises for general office purposes.

         No electrical equipment, air conditioning or heating units, or plumbing additions shall be installed, nor shall any, changes to the Building HVAC, electrical or plumbing systems be made without prior written approval of Lessor, which consent shall be subject to Lessor's sole and absolute discretion. Lessor reserves the right to designate and/or approve the contractor to be used. Any permitted installations shall be made under Lessor's supervision, Lessee shall pay any additional cost on account of any increased support to the floor load or additional equipment required for such installations, and such installations shall otherwise be made in accordance with Paragraph 7.2 of the Lease.



                                       B&C

          Lessor shall not provide reception outlets or television or radio antennas for television or radio broadcast reception, and Lessee shall not install any such equipment without prior written approval from Lessor.

           Lessee will not, without prior written consent of Lessor, use any apparatus, machine or device in the Premises, including, without limitation, duplicating machines, electronic data processing machines, punch card machines and machines using current in excess of 110 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space, nor connect with electric current, except through existing electrical outlets in the Premises, any apparatus or device for the purpose of using electric current in excess of that usually furnished or supplied for use of the Premises as general office space.

           Lessee agrees to cooperate fully at all times with Lessor, and to abide by all regulations and requirements which Lessor may prescribe for the proper functioning and protection of the Building HVAC, electrical and plumbing systems. Lessee shall comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may hereafter be enacted or promulgated in connection with building services furnished to the Premises, including, without limitation, any governmental rule or regulation relating to the heating and cooling of the Building.

         Lessor reserves the right to reduce, interrupt or cease service of the heating, air conditioning, ventilation, elevator, plumbing, and electric systems, when necessary, by reason of accident, emergency or governmental regulations or for repairs, additions, alterations or improvements to the Premises or the Building until said repairs, additions, alterations or improvements shall have been completed, and shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning, or utility services, when prevented from so doing by strike, lockout or accident, or by any cause whatever beyond Lessor's reasonable control, or by laws, rules, orders, ordinances, directions, regulations or requirement of any federal, state, county or municipal authority, labor trouble or any other cause whatsoevcr, or failure of coal, gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain coal, gas, oil or other suitable fuel. It is expressly understood and agreed that any covenants, conditions, provisions or agreements of this Lease, or performance of any act or thing for the benefit of Lessee shall not be deemed breached if Lessor is unable to furnish or perform the same by virtue of a strike, labor dispute, lockout, laws, rules, orders, ordinances, directions, regulations or requirements of an federal, state, county or municipal authority, accident, breakage, or repairs, or any other cause whatever beyond Lessor's reasonable control, or where reasonable efforts are made to restore service, nor shall Lessee's rent be abated by such failure of services.

                                  EXHIBIT "D"

                             RULES AND REGULATIONS

          1. The sidewalks, entrances, parking areas, elevators, stairways, corridors, lobbies or halls shall not be obstructed or used for any purpose other than ingress and egress.

          2. No curtains, blinds or shades shell bc attached to or hung in, or used in connection with, any window of the Premises other than Lessor's standard blinds. The interior of any windows shall not be coated or otherwise sunscreened.

          3. No sign, advertisement, notice or handbill shall be exhibited, painted or affixed by any Lessee on any part of the Premises, the Building or the Property. The directory is provided exclusively for the display of the name and location of Lessees only and Lessor reserves the right to exclude any other names therefrom. Nothing may be placed on corridor walls or corridor doors other than Lessor's standard lettering.

          4. No Lessee shall mark, paint, drill into, or in any way deface any part of the Premises, Building or Property.

          5. No bicycles, vehicles, birds or animals except for Seeing Eye dogs, of any kind shall be brought into or kept in or about the Premises or the Building, and no cooking (except micro wave) shall be permitted by Lessee on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for Lessee and Lessee's Employees shall be permitted provided power shall not exceed that amount which can be provided by a 30 amp circuit. No Lessee shall cause or permit any unusual or objectionable odors to be produced or to permeate the Premises or the Building.

          6. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. No Lessee shall occupy or permit any portion of the Premises to be occupied as a medical office, or as a barber or manicure shop, or as an employment bureau without the express written consent of Lessor.

                                       D

         7. No Lessee shall make, or permit to be made, any disturbing noises or interfere with occupants of this Building or those having business there, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way.

         8. No Lessee nor any of Lessee's Employees shall at any time bring or keep within the Premises or the Building any inflammable, combustible or explosive fluid, chemical or substance.

         9. No additional locks or bolts of any kind shall be placed upon any of the doors by Lessee, nor shall any changes be made in existing locks or the mechanism thereof. Lessee must, upon the termination of its tenancy, restore to Lessor all keys of stores, offices, and toilet rooms, either furnished to or otherwise proctored by Lessee and in the event of the loss of keys so furnished, Lessee shall pay to Lessor the cost of replacing the same or of changing the lock or locks opened by such lost key if Lessor shall deem it necessary to make such changes.

          10. The carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which the Lessor may determine and the moving of safes or other fixtures or bulky or heavy matter of any kind must be done upon previous notice to the Lessor and under his supervision, and the persons employed by any Lessee for such work must be acceptable to the Lessor, but such persons shall not be agents of the Lessor, and Lessee shall be responsible for all acts of such persons. The Lessor reserves the right to inspect all safes, freight or other bulky of heavy articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky or heavy articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. The Lessor reserves the right to prescribe the weight and position of all safes, freight, furniture or bulky or heavy matter, which must be placed upon supports approved by Lessor to distribute the weight.

         11. No Lessee shall purchase water, ice, janitorial or other like services, from any person or persons not approved by Lessor.

         12. Lessor shall have the right to prohibit any advertising by any Lessee which, in Lessors reasonable opinion, tends to impair the reputation of the Building or its desirability as an office building and upon written notice from Lessor, Lessee shall discontinue such advertising.

         13. Lessor reserves the right to exclude from the Building between the hours of 7 P.M. and 6 A.M. and at all hours on Sundays and state and federal holidays all persons who are not authorized by Lessee. Such authorization shall be in accordance with procedures established by Lessor. Lessor shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

         14. Any persons employed by Lessee to do any work in or about the Premises shall, while in the Building and outside of the Premises, be subject to and under the control and direction of the Lessor (but not as an agent or servant of Lessor), and Lessee shall be responsible for all acts of such persons.

         15. All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.

         16. Canvassing, soliciting and peddling in the Building are prohibited and each Lessee shall cooperate to prevent the same.

         17. All office equipment of any electrical or mechanical nature shall be placed by Lessee in the Premises in settings approved by Lessor, to absorb or prevent any vibration, noise and annoyance.

         18. Smoking is not permitted in the Premises, as provided by law.

                                   EXHIBIT "E"

                              ESTOPPEL CERTIFICATE
Date:

Teachers Insurance and Annuity
Association of America
730 Third Avenue
New York, New York 10017

     Re: Address:

               Your Appl. # CAL--2588
               Century Park East Offices
               Los Angeles, California

Gentlemen:

It is our understanding that you have committed to place a mortgage upon and to acquire an interest in the subject premises and as a condition precedent thereof have required this certification by the undersigned.

                                       E

The undersigned, as Lessee, under that certain lease dated _____________, made with 1875/1925 Century Park East Company, as Lessor, hereby ratifies the said lease and certifies that the undersigned has entered into occupancy of the premises described in said lease on ___________ and the minimum Rental in the monthly amount of ________ ________ was payable from that date; that said lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except by agreement(s) dated ____________); that the same represents the entire agreement between the parties as to this leasing; that the term of said lease expires on ____________; that all conditions under said lease to be performed by the Lessor have been satisfied, including, but without limitation, all cotenancy requirements thereunder, all required contributions by Lessor to Lessee on account of Lessee's improvements have been received, and on this date there are no existing defenses or offsets which the undersigned has against the enforcement of said lease by the Lessor, that no rent has been paid in advance and no security (or in the amount of $_______ ) has been deposited with Lessor, and that rental for _______, 19__, has been paid.

Very truly yours,
                                  EXHIBIT "F"

                               PARKING FACILITIES

         So long as the Lease dated 4-6-99 between 1875/1925 Century Park East Company ("Lessor") and VIRTUAL STOCK MARKET, INC. ("Lessee") pertaining to Premises located at 1875 Century Park East, Los Angeles, California remains in effect and Lessee is not in default thereunder. Lessee and Lessee's designated employees shall bc entitled during the Term thereof upon reasonable prior notice to acquire monthly parking licenses, privileges or leases for up to eight (8) automobiles, in the aggregate, at the monthly rates or charges from time to time applicable to monthly parking for the particular class of parking. In each ease, Lessee (or its designated employee) shall cater into parking license or rental agreement or other arrangement then in use by Lessor (or its operator) with respect to such monthly parking.

         A condition of any parking shall be compliance by the parker with garage rules and regulations and all non-discriminatory modifications and additions thereto from time to time put into effect by Lessor (and its operator), including any sticker or other identification system established by Lessor (and its operator). Lessor (and its operator) shall not be responsible to Lessee for the non-performance of any of said rules and regulations by any other parker. The proposed rules for the Parking Facilities are as follows:

                             RULES AND REGULATIONS

         1. Garage hours shall be 6:00 A.M. to 9:00 P.M., Monday through Friday and 6:00 A.M. to 4:00 P.M on Saturday, State and federal holidays excepted.

         2. Automobiles must be parked entirely within the stall lines on the floor.

         3. All directional signs and arrows must be observed.

         4. The speed limit shall be 5 miles per hour.

         5. Parking is prohibited in areas not striped for parking.

         6. Parking stickers or any other device or form of identification supplied by Lessor (or its operator) shall remain the property of Lessor (or its operator). Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable or assignable and any device in the possession of an unauthorized holder will be void. There will be a replacement charge to the Lessee or person designated by Lessee for loss of any parking card.

         7. The monthly rate for parking is payable one (1) month in advance and must be paid by the third business day of each month. Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily rate will be due. No deductions or allowances from the monthly rate will be made for days parker does not use Parking Facilities.

         8. Lessee may validate visitor parking by such method or methods as the Lessor may approve, at the validation rate from time to time generally applicable to visitor parking.

         9. Lessor (and its operator) may refuse to permit any person who violates the within rules to park in the garage, and any violation of the rules shall subject the automobile to removal from the garage at the parker's expense. In either of said events, Lessor (or its operator) shall refund a pro rata portion of the current monthly parking rate and the sticker or any other form of identification supplied by Lessor (or its operator) will be returned to Lessor (or its operator).
                                                                             ???
                                                                    INITIAL HERE
                                                                             ???

                                       F

         10. Garage managers or attendants arc not authorized to make or allow any exceptions to these Rules and Regulations.

         11. Every parker is required to park and lock his own automobile. All responsibility for any loss or damage to automobiles or any personal property therein is assumed by the parker.

         12. Loss or theft of parking identification devices from automobiles must be reported to the garage manager immediately, and a lost or stolen report must be filed by the parker at that time.

         13. The Parking Facilities arc for the sole purpose of parking one automobile per space. Washing, waxing, cleaning or servicing of any vehicle by the parker or his agents is prohibited.

         14. Lessor (and its operator) reserves the right to refuse the issuance of monthly stickers or other parking identification devices to any Lessee and/or its employees who refuse to comply with the above Rules and Regulations and all posted and unposted City, State or Federal ordinances, laws or agreements.

         15. Lessee agrees to acquaint all employees with these Rules and Regulations.